Exhibit 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT dated as of the 28th day of April, 2003, between Hy-Tech Technology Group, Inc., a Delaware corporation with its principal place of business at 1840 Boy Scout Drive, Fort Myers, Florida 33907 ("EMPLOYER") and Gary F. McNear an individual whose address is 11451 Wellfleet Drive, Fort Myers, FL 33908 (the "Employee").

                                   WITNESSETH


     WHEREAS, Employee presently serves as an Executive Employee, for EMPLOYER and EMPLOYER seeks to further engage Employee on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. EMPLOYER hereby employs Employee and Employee accepts employment upon the terms and conditions of this Agreement. In addition to his other duties, Employee shall at the request of EMPLOYER serve as an officer or director of any subsidiary of EMPLOYER without additional compensation.

     2. TERM. EMPLOYER hereby employs Employee and Employee hereby accepts employment for a term commencing on the date hereof (the "Commencement Date"), and expiring on the second (2) anniversary of this Agreement, unless sooner terminated as hereinafter provided (the "Employment Period"). Except as otherwise provided herein, Employee may unilaterally terminate this Agreement at any time, upon providing EMPLOYER with sixty (60) days prior written notice.

     3. EMPLOYMENT AND DUTIES.

         3.1 TITLE. Employee is employed in the capacity of Vice President and Secretary for EMPLOYER.

         3.2 DUTIES AND RESPONSIBILITIES. The services to be rendered by Employee pursuant to this Agreement shall consist of such services as defined and directed by EMPLOYER's board of directors. Employee agrees to perform such services with great diligence and care.

         3.3 OBSERVANCE OF RULES AND REGULATIONS. Employee agrees to observe and comply with the rules and regulations of EMPLOYER with respect to the performance of his duties.

     4. COMPENSATION; BENEFITS AND EXPENSES.

         4.1 BASE SALARY. As compensation for the services to be rendered hereunder, EMPLOYER shall pay to Employee a base annual salary (the "Base Salary") of fifteen hundred dollars ($1,500) per week, payable in equal bi-weekly installments. Promptly after the end of each month during the term of the Employment Period, EMPLOYER's accounting department shall determine EMPLOYER's earnings before interest depreciation taxes and amortization ("EBITDA") for such month, in accordance with generally accepted accounting principles to the extent applicable. In the event that EBITDA exceeds an amount equal to five percent (5%) of EMPLOYER's sales for such month, EMPLOYER shall pay to Employee an additional five hundred dollars ($500) for each week during such month

     4.2 OTHER BENEFITS. Employee shall also be eligible to participate in any life and health insurance programs that EMPLOYER makes available to all its employees. EMPLOYER shall pay medical deductible expenses and co-payments for Employee and his immediate family. Employee shall also be eligible to receive discretionary performance based bonuses as approved and authorized by EMPLOYER's board of directors, including any incentive stock programs approved by EMPLOYER's shareholders.

     4.3 BUSINESS EXPENSES. Employee will be reimbursed for business expenses that have been approved by the Board of Directors or President of EMPLOYER upon presentation of vouchers or other documents reasonably necessary to verify the expenditures and sufficient, in form and substance, to satisfy Internal Revenue Service requirements for such expenses.

     4.4 STOCK OPTIONS. Employer hereby grants to Employee an option to purchase five hundred thousand (500,000) shares of EMPLOYER's common stock upon the terms and conditions set forth in the Stock Option Agreement annexed hereto as Exhibit A.

     5. NO COMPETITIVE ACTIVITIES; CONFIDENTIALITY; INVENTION


         5.1 GENERAL RESTRICTION. During the Employment Period and for a period of one (1) year thereafter, Employee covenants and agrees that he will not, except on behalf of EMPLOYER, directly or indirectly, on his own behalf or as a partner, officer, director, stockholder, member, employee, agent, consultant, or otherwise on behalf of any other person take any of the following actions or do any of the following things:


     (a) Competing Business. Own, manage, operate, control, be employed by, provide services as a consultant to or participate in the ownership, management, operation or control of, any person that is engaged in a business which is competitive with the business of EMPLOYER in the markets EMPLOYER serves (it being acknowledged that EMPLOYER's business is national in scope). The ownership of less than one percent (1%) of the outstanding stock of any public corporation shall not be deemed a violation of this provision.

     (b) Soliciting Customers. Attempt in any manner to solicit or accept from any customer of EMPLOYER, with whom EMPLOYER had significant contact during the Employment Period, business of the kind or competitive with the business done by EMPLOYER with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with EMPLOYER, or if any such customer elects to move its business to a person other than EMPLOYER, provide any services for, or have any discussions with, such customer, on behalf of such other person.

     (c) Persuading Customers. Persuade or attempt to persude any customer of EMPLOYER to cease to do business or reduce its business with EMPLOYER or to do business of the kind or competitive with the business done by EMPLOYER with such customer with any other person.

     (d) Interfering with Other Relations. Persuade or attempt to persuade any supplier or licensor of EMPLOYER to discontinue or reduce its business with EMPLOYER or otherwise interfere in any way with the business of EMPLOYER.

     (e) Employees. Attempt in any manner to solicit for employment, as an employee or for retainer as a consultant, or so employ or retain, any person who is then or at any time during the preceding (six) 6 months was an employee of or consultant to EMPLOYER or persuade, entice or aid, or cooperate with any other person in persuading, enticing or aiding, or attempting to persuade, entice or aid, any employee of or consultant to EMPLOYER to leave the employ of EMPLOYER or to become employed as an employee or retained as a consultant by any person other than EMPLOYER .

         5.2 CONFIDENTIALITY AGREEMENT. Employee shall not, either during the Term or at any time thereafter, use or disclose to any third person any "Confidential Information" of EMPLOYER, its subsidiaries or affiliates, other than at the direction of EMPLOYER or such other entity, or pursuant to a court order or subpoena, provided that Employee will give notice such court order or subpoena to EMPLOYER prior to such disclosure. Upon the termination of Employee's employment with EMPLOYER for any reason, Employee shall return any notes, records, charts, formulate or other materials (whether in hard copy or computer readable form) containing EMPLOYER's confidential information, and will not make or retain any copies of such materials. Without limiting the generality of the foregoing, the parties acknowledge that EMPLOYER from time to time may be subject to agreements with its customers, suppliers or licensors to maintain the confidence of such other persons' confidential information. The terms of such agreements may require that EMPLOYER's employees, including Employee, be bound by such agreements, and Employee shall be deemed so bound upon notice to him of the terms of such agreements. The term "Confidential Information" as used herein shall include all data, details and information of EMPLOYER's business, whether of a technical, engineering, operational, financial or economic nature, including customers names, requirements and pricing proposals. Confidential Information shall not include information which can be proven by Employee to have been developed by his own work as of the date hereof completely independent of its disclosure by EMPLOYER or which is in the public domain.

         5.3 DISCLOSURE OF INNOVATIONS. Employee shall disclose to the EMPLOYER all inventions, improvements and other innovations of any kind that Employee may make, develop or reduce to practice, alone or jointly with others, during the term of employment with EMPLOYER, which are directly related to Employee's work for the EMPLOYER and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, inventions, formulas, techniques, processes, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software.

         5.4 ASSIGNMENT OF OWNERSHIP OF INNOVATIONS. All Innovations shall be the sole exclusive property of the EMPLOYER. Employee hereby assigns all rights, title or interest in the Innovations to EMPLOYER. At the EMPLOYER 's request and expense, during and after the period of Employee's employment with EMPLOYER, Employee will assist and cooperate with Employer in all respects and will execute documents and give testimony to obtain, maintain, perfect and enforce for EMPLOYER patent, copyright, trademark, trade secret and other legal protection for the Innovations.

         5.5 REMEDIES. The parties acknowledge that the legal remedies for a breach of any of the provisions of this section 5 will be inadequate and that such provisions may be enforced by retraining order, injunction, specific performance or other equitable relief. Such equitable remedies shall be cumulative and in addition to any other remedies which the injured party or parties may have under applicable law, equity, this Agreement or otherwise. The prevailing party shall be entitled to recover its legal fees and expenses in any action or proceeding for breach of this section 5.

         5.6 PUBLIC POLICY/SEVERABILITY. The parties do not wish to impose any undue or unnecessary hardship upon Employee following his departure from EMPLOYER`s employment. The parties have attempted to limit the provisions of this section 5 to achieve such a result, and the parties expressly intend that all provisions of this section 5 be construed to achieve this result. If, contrary to the effort and intent of the parties, any covenant or other obligation contained in this section 5 is found not to be reasonably necessary for the protection of EMPLOYER, to be unreasonable as to duration, scope or nature of restrictions, or to impose an undue hardship on Employee, then it is the desire of the parties that such covenant or obligation not to be rendered invalid thereby, but rather that the duration, scope or nature of the restrictions be deemed reduced or modified, with retroactive effect, to render such covenant or obligation reasonable, valid and enforceable. The parties further agree that in the event a court, despite the efforts and intent of the parties, declares any portion of the covenants or obligations in this section 5 invalid, the remaining provisions of this section 5 shall nonetheless remain valid and enforceable.

     6. TERMINATION.

         6.1 TERMINATION By EMPLOYER For Cause. Notwithstanding anything to the contrary in this Agreement, EMPLOYER shall have the right, subject to this
Section 6, to terminate this Agreement "for cause", by giving Employee 7 days prior written notice to that effect, and Employee's right to further compensation and benefits hereunder, shall then immediately cease. Any termination EMPLOYER under this paragraph "for cause" shall be without prejudice to Employee's right to receive all compensation and benefits owed to him through the effective date of termination. As used herein and throughout this Agreement, the term "for cause" shall mean (i) commission of a willful act of dishonesty in the course of Employee's duties hereunder, (ii) a willful material breach of this Agreement that is not cured within 30 days of receipt of notice thereof,
(iii) Employee's conviction of a criminal offense or crime constituting a felony or conviction in respect to any act involving fraud, dishonesty or moral turpitude resulting in detriment to EMPLOYER or reflecting upon EMPLOYER's integrity (other than traffic infractions or similar minor offenses) or (iv) Employee's death or permanent disability.

     7. SEVERANCE. In the event that EMPLOYER terminates Employee's employment without cause, EMPLOYER shall have the choice of either (a) paying to Employee the sum of two hundred fifty thousand dollars ($250,000) within thirty (30) days of such termination or (b) issuing to Employee two hundred fifty thousand (250,000) shares of its common stock, such stock to be registered for resale in any registration statement that EMPLOYER files with the Securities and Exchange Commission after termination in which such shares may lawfully be included for registration.

     8. INDEMNIFICATION. EMPLOYER and Employee shall indemnify the other party for any losses, damages, liabilities, judgments, claims, costs, penalties and expenses incurred by such other party (including without limitation costs and reasonable attorneys' fees and costs), resulting from the indemnifying party's failure to perform any of their obligations contained in this Agreement. EMPLOYER shall indemnify Employee against any liabilities incurred by him in connection with any proceeding to which he is made a party as the result of his performing his duties hereunder, unless such liability results from Employee's gross negligence or misconduct in the performance of such duties.

     9. VACATION. Employee shall be entitled to the same paid vacation time per contract year that he has customarily had in the past..

     10. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of New York. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of New York, New York to which jurisdiction and venue all parties hereby submit themselves.

     11. BINDING EFFECT. Except as otherwise herein expressly provided, this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

     12. NOTICES. All notices, designations, consents, offers, acceptances, waivers or any other communication provided for herein, or required hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, overnight courier, or delivered by hand.

The notices shall be addressed as follows:

         If to Employee: to the address set forth above

         If to EMPLOYER: to the address set forth above

or to such other address as a party hereto may notify the other pursuant to this Section.

     13. ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof.

     14. COUNTERPARTS. This Agreement and any amendments hereto may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, binding on the parties and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     15. ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof.

     16. SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     17. MODIFICATION. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

     18. CONTRACT HEADINGS. All headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

     19. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     20. REPRESENTATION OF EMPLOYEE. Employee, with the full knowledge that EMPLOYER is relying thereon, represents and warrants that he has not made any commitment inconsistent with the provisions hereof and that he is not under any disability which would prevent him from entering into this Agreement and performing all of his obligations hereunder.


                            [Signature page follows]

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                          HY-TECH TECHNOLOGY GROUP, INC.

                                          By:  /s/ Craig W. Conklin
                                               -------------------------------
                                          Name:   Craig W. Conklin
                                               -------------------------------
                                          Title:  President
                                               -------------------------------


                                               /s/     Gary F. McNear
                                              --------------------------------
                                                       Gary F. McNear

                             STOCK OPTION AGREEMENT

     This Stock Option Agreement is made as of April __, 2003 by and between Hy-Tech Technology Group, Inc. (the "Corporation"), and Craig W. Conklin (the "Optionee").

                                    RECITALS

     A. Optionee is the Corporation's executive officer. In further consideration of Optionee's employment with the Company, the Corporation's board of directors has agreed to grant stock options (the "Options") to the Optionee to purchase shares of the Corporation's common stock (the "Shares"). The stock options granted herein are not "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, specifically incorporating these recitals herein, it is agreed as follows:



                                   SECTION 1
                                GRANT OF OPTIONS

1.1 NUMBER OF SHARES. Subject to the terms and conditions of this Agreement, the Corporation grants to Optionee, Options to purchase from the Corporation five hundred thousand (500,000) shares (the "Option Shares").

1.2 EXERCISE PRICE. Each Option Share is exercisable at a price of US $.01 per share (the "Option Price").

1.3 TERM. The Expiration Date for all Options shall be five years from the date of this Option Agreement.

1.4 VESTING. The Options granted herein vest as follows: twenty five percent (25%) upon each yearly anniversary date of this Agreement, provided that Optionee is an employee of the Corporation on such anniversary date, so that all of the Options will vest on the fourth (4th) anniversary date of this Agreement, if Optionee remains an employee of the Corporation. Promptly after the end of each fiscal quarter during the period that Optionee is an employee of the Corporation, the Corporation's accounting department shall determine the Corporation's earnings before interest depreciation taxes and amortization ("EBITDA") for such fiscal quarter, in accordance with generally accepted accounting principles to the extent applicable. In the event that EBITDA exceeds an amount equal to five percent (5%) of the Corporation's sales for such fiscal quarter, twenty five percent (25%) of the Options will immediately vest, in the order that such Options would otherwise vest without regard to this sentence.

1.5 CONDITIONS OF OPTION. The Options may be exercised immediately upon vesting, subject to the terms and conditions as set forth in this Agreement.

                                   SECTION 2
                               EXERCISE OF OPTION

2.1 DATE EXERCISABLE. The Options shall become exercisable by Optionee in accordance with Section 1.4 above.

2.2 MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. The Options may be exercised by the Optionee, in whole or in part, by giving written notice to the Secretary of the Corporation, setting forth the number of Shares with respect to which Options are being exercised. The purchase price of the Option Shares upon exercise of the Options by the Optionee shall be paid in full in cash.

2.3 CASHLESS EXERCISE. Optionee may, at its option, in lieu of paying cash for the Option Shares, exercise this Option by an exchange, in whole or in part (an "Option Exchange"), by delivery of (i) a duly executed Notice of Exercise electing an Option Exchange and (ii) the Option Agreement representing this Option. In connection with any Option Exchange, the Optionee shall be deemed to have paid for the Option Shares an amount equal to the Fair Market Value of each Option delivered, and the Options shall be deemed exercised for the amount so paid. For this purpose, the Fair Market Value of each Option is the difference between the Market Value of a Share of Common Stock and the Exercise Price on the date of delivery. Market Value shall mean the average of the closing bid price for a Share of common Stock during the ten (10) trading days preceding delivery. In no event shall the Optionee be entitled to receive more than the total number of Option Shares granted hereunder.

2.4 STOCK CERTIFICATES. Promptly after any exercise in whole or in part of the Options by Optionee, the Corporation shall deliver to Optionee a certificate or certificates for the number of Shares with respect to which the Options were so exercised, registered in Optionee's name.

                                   SECTION 3
                               NONTRANSFERABILITY

3.1 RESTRICTION. The Options are not transferable by Optionee.

                                   SECTION 4
                   NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE

4.1 Optionee shall not be deemed for any purpose to be a shareholder of Corporation with respect to any shares subject to the Options under this Agreement to which the Options shall not have been exercised.

                                   SECTION 5
                                   ADJUSTMENTS

5.1 NO EFFECT ON CHANGES IN CORPORATION'S CAPITAL STRUCTURE. The existence of the Options shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustments, recapitalization, reorganization, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Option Shares, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

5.2 ADJUSTMENT TO OPTION SHARES. The Option Shares are subject to adjustment upon recapitalization, reclassification, consolidation, merger, reorganization, stock dividend, reverse or forward stock split and the like. If the Corporation shall be reorganized, consolidated or merged with another corporation, Optionee shall be entitled to receive upon the exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as Optionee would have been entitled to receive upon the happening of any such corporate event as if Optionee had been, immediately prior to such event, the holder of the number of Shares covered by the Option.

                                   SECTION 6
                            MISCELLANEOUS PROVISIONS

6.1 DISPUTES; CONSENT TO JURISDICTION. All of the parties hereto hereby consent to the jurisdiction of the Federal and State courts located in New York, NY, in any proceeding arising out of or in connection with this Agreement. Optionee waives any objection to such proceeding based on venue or forum non conveniens. The Optionee waives personal service of any and all process upon him and consents that all such service may be made by certified mail (return receipt requested) directed to him as provided in section 6.2. .

6.2 NOTICES. Any notice that a party may be required or permitted to give to the other shall be in writing, and may be delivered personally, by overnight courier or by certified or registered mail, postage prepaid, addressed to the parties at their current principal addresses, or such other address as either party, by notice to the other, may designate in writing from time to time.

6.3 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.4 TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

6.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement.

6.6 AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

6.7 PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

6.8 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

6.9 PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

6.10 SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement,

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

or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                            [Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HY-TECH TECHNOLOGY GROUP, INC.


By:
   -----------------------------------------------
   Name:     Craig W. Conklin
   Title:    President

The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement, accepts the Options granted thereunder, and agrees to the terms and conditions thereof.
OPTIONEE




---------------------------------
Gary F. McNear

HY-TECH TECHNOLOGY GROUP, INC .

NOTICE OF EXERCISE OF STOCK OPTION

The undersigned hereby exercises the Stock Options granted by HY-TECH TECHNOLOGY GROUP, INC and seeks to purchase ____________________ shares of Common Stock of the Corporation pursuant to said Options. The undersigned understands that this exercise is subject to all the terms and provisions of the Stock Option Agreement dated as of April 23, 2003..

Enclosed is a check in the sum of US $_____________________ in payment for such shares.


--------------------------------------
Signature of Optionee




Date:
       ------------------------------



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